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                                                                       EXHIBIT 5
October 30, 1998


Orthovita, Inc.
45 Great Valley Parkway
Malvern, PA 19355

Re:  Orthovita, Inc.
     Registration Statement on Form S-8 Relating to the
     Amended and Restated Orthovita, Inc. 1993 Stock Option Plan, the
     Amended and Restated Orthovita, Inc. 1997 Equity Compensation Plan and the Amended and Restated Orthovita, Inc. Employee Stock Purchase Plan
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Ladies and Gentlemen:

We have acted as counsel to Orthovita, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an aggregate of 1,720,100 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable under the Amended and Restated Orthovita, Inc. 1993 Stock Option Plan, the Amended and Restated Orthovita, Inc. 1997 Equity Compensation Plan and the Amended and Restated Orthovita, Inc. Employee Stock Purchase Plan (the "Plans"). We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on the foregoing, we are of the opinion that shares of Common Stock originally issued by the Company to participants in the Plans will be, when issued by the Company in accordance with the terms and conditions of the Plans, validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP